                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 21, 2005

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                              FALCON PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         1-11577                                     43-0730877
(COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                 10650 GATEWAY BLVD., ST. LOUIS, MISSOURI 63132
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (314) 991-9200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

            9387 DIELMAN INDUSTRIAL DRIVE, ST. LOUIS, MISSOURI 63132
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

4.02(A)

    On October 18, 2004, Falcon Products, Inc. (the "Company") reported that the
Audit Committee of the Board of Directors of the Company was investigating certain accounting-related matters with the assistance of independent outside counsel. On January 4, 2005, the Company announced that it expected to take a significant charge relating to a write-down of inventory as of October 30, 2004, the end of its fiscal year (for which no financial statements have been issued).
At that time, the Company indicated that it would be writing-down its inventory in an amount estimated to be in excess of $20 million. The Company also disclosed that this estimate was preliminary and that the actual amount of any inventory write-down may be materially different from the preliminary estimate.
The Company stated at that time that, although it was likely that the inventory write-down would impact prior periods, no definitive conclusion had been reached as to whether prior periods were affected or whether the impact on prior periods would warrant a restatement of prior period financial statements. The Company added that as soon as practicable following the completion of the investigation of the inventory write-down, the Company intended to announce its final conclusions and, if necessary, file the required amendments to its previous filings with the Securities and Exchange Commission.

    The Audit Committee investigation has concluded and, on June 21, 2005, at a meeting of the Board of Directors, Bryan Cave LLP, counsel to the Audit
Committee, presented its final report to the Board of Directors. The Audit
Committee determined that as a result of accounting errors and irregularities, the Company's financial statements were materially misstated for the year ended
November 1, 2003 and for the first three fiscal quarters of the fiscal year ended October 30, 2004. Although the amount of the adjustments resulting from such errors and irregularities has been quantified as detailed below, for the reasons stated below, the Company is unable to quantify the impact of the adjustments on specific prior periods. The investigation did not address periods prior to the year ended November 1, 2003. In particular, the Audit Committee concluded that:

            o    the Company overstated the value of inventory, failed to
                 reserve for excess and obsolete inventory and failed to record the results of quarterly physical counts, leading to the
                 write-off of $33.3 million of inventory;

            o    the Company failed to properly recognize revenue in accordance with its revenue recognition policies (including recognizing revenue on transactions where product did not actually ship to customers, transactions where invoices were issued but goods were in transit under the control of the Company and revenues on consignment sales), although the investigation did not
                 determine that the amounts misstated with respect to revenue recognition were quantitatively material;

            o    certain former members of senior management bear responsibility for accounting irregularities that resulted in the
                 misstatements; and

            o    certain former members of senior management who had a
                 responsibility to establish and implement policies and
                 procedures to assure the integrity of the Company's financial reporting had not done so.

    The $33.3 million inventory write-off in the fourth quarter of fiscal year
2004 includes two components. The first component, which was originally disclosed by the Company on January 4, 2005, totals $21.6 million and relates to physical count adjustments and reductions in the recorded amounts of labor and overhead. The second component totals $11.7 million and relates to excess and obsolete inventory. The amount of the inventory write-off is preliminary and subject to change.

    The Audit Committee investigation also addressed capitalized supply, sample and IT costs that were included on the Company's balance sheet. During the year end close and audit process, the Company determined that adjustments to these balances were required, including write-offs of $1.8 million, $1.1 million and
$800,000 relating to capitalized samples, supplies and IT costs, respectively.
The amounts of these adjustments are preliminary and subject to change.

    Several additional significant adjustments (which were not addressed as part of the Audit Committee investigation) were identified during the year end close and audit process. These adjustments include a

write-off of goodwill ($117.5 million), a write-off of capitalized research and development costs ($1.0 million), a write-off of certain non-trade receivables
($1.1 million), and a write-off of unsubstantiated assets ($1.0 million). The
Company also identified currency translation adjustments which resulted in additional income of $2.0 million. The amounts of these adjustments are preliminary and subject to change.

    Based on its findings, the Audit Committee has determined that the Company's financial statements for the fiscal year ended November 1, 2003 and each of the quarters thereof and the first three quarters of the fiscal year ended October
30, 2004 should not be relied upon. As a result of the Company's current financial and internal resource constraints, it is unable to quantify the impact of the inventory write-down and other adjustments on any specific prior periods.
As such the Company is currently unable to restate prior period financial statements.

    The Board of Directors asked for and received the resignation of Franklin A.
Jacobs, as Chairman, President and Chief Executive Officer of the Company. None
of the one-time officers of the Company identified by the investigation as having any level of involvement in the accounting irregularities remains an officer of the Company.

    The Company discussed the matters disclosed in this Current Report on Form
8-K with Eisner LLP, its independent registered accounting firm and Ernst &
Young LLP, its former independent registered accounting firm. The write-offs and adjustments set forth in this Current Report on Form 8-K are not audited, and as indicated above, are preliminary and subject to change.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL EXECUTIVE OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL EXECUTIVE OFFICERS.

5.02(b)

    On June 21, 2005, Franklin A. Jacobs resigned and has retired from his positions as Chairman, President and Chief Executive Officer of the Company and
its subsidiaries.

5.02(c)

    On June 21, 2005, the Board of Directors of the Company appointed John S.
Sumner, Jr. as acting president and chief executive officer of the Company. Mr.
Sumner, who is 59 years old, has been employed by TRG Turnaround and Crisis
Management (a company engaged in consulting and crisis management) since 1997 and is currently a Principal with TRG. Mr. Sumner currently serves on the Board of Directors of each of Morris Material Handling, Inc., a manufacturer of material handling equipment and Dan River, Inc., a manufacturer of home fashions, each of which is privately-held.

    Mr. Sumner, as an employee of TRG, was retained by the Company pursuant to a letter agreement dated as of February 16, 2005 between the Company and TRG (the
"Letter Agreement"). Under the terms of the Letter Agreement, the Company pays
$60,000 per month to TRG for the services of Mr. Sumner. The Company also agreed to pay TRG an hourly rate ranging from $195 to $495 for other employees of TRG.
The Company agreed to compensate TRG for reasonable out-of-pocket expenses. The
Letter Agreement may be terminated by either party at any time by written notice and the Company will be liable for payment of fees and expenses incurred by TRG through the effective date of termination.

ITEM 8.01. OTHER EVENTS

    On June 22, 2005, the Company issued a press release, included as Exhibit
99.1, which press release is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.     DESCRIPTION OF EXHIBIT

99.1            Press Release dated June 22, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Falcon Products, Inc.

Date: June 27, 2005                   By /s/ Neal R. Restivo
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                                          Neal R. Restivo

                                          Corporate Vice President and Chief
                                          Financial Officer